Exhibit 99

TITAN INTERNATIONAL, INC. ELECTS DIRECTORS AND OFFICERS

QUINCY, Ill. - May 15, 2008 - Titan International, Inc. (NYSE: TWI) held on May 15, 2008, its annual meeting of stockholders.

At Titan’s annual meeting of stockholders, Richard M. Cashin Jr., Albert J. Febbo and Mitchell I. Quain were elected by the stockholders to serve as directors for a three-year term. Titan stockholders also voted to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2008.

Titan’s Board of Directors met after the stockholders meeting and re-elected Erwin H. Billig as vice chairman, Maurice M. Taylor Jr. as chairman and chief executive officer (CEO), Ernest J. Rodia as executive vice president and chief operating officer (COO), Kent W. Hackamack as vice president of finance and treasurer and Cheri T. Holley as vice president and secretary.

Titan International, Inc., a holding company, owns subsidiaries that supply wheels, tires and assemblies for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles) applications. www.titan-intl.com

Contact: Courtney Leeser
Communications Coordinator
(217) 221-4489